Exhibit 24.1

SHEPHERD’S FINANCE, LLC

POWER OF ATTORNEY

The undersigned independent members of the Board of Managers of SHEPHERD’S FINANCE, LLC (the “Company”) hereby constitute and appoint Daniel M. Wallach, the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in said agent and the attorney-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as independent members of the board of managers of the Company and file with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-1 to be filed with the SEC under the Securities Act of 1933, as amended, relating to the registration of up to $70,000,000 in Fixed Rate Subordinated Notes, to sign any and all amendments, including any pre- or post-effective amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below, effective as of September 10, 2025, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Kenneth R. Summers	Independent Member of the Board of Managers	September 10, 2025
Kenneth R. Summers

/s/ Eric A. Rauscher	Independent Member of the Board of Managers	September 10, 2025
Eric A. Rauscher

/s/ Gregory L. Sheldon	Independent Member of the Board of Managers	September 10, 2025
Gregory L. Sheldon